UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 24, 2024

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2024, the board of directors (the “Board”) of Ares Capital Corporation (“Ares Capital”) appointed James R. Miller, age 48, as Co-President of Ares Capital alongside current Co-President, Kort Schnabel. Concurrently with James R. Miller’s appointment, Mitchell Goldstein stepped down as Co-President and, on October 24, 2024, the Board increased the size of the Board from nine to ten members and appointed Mitchell Goldstein as an interested Class II director to fill the vacancy created by such increase. Mitchell Goldstein’s initial term as a Class II director will expire at Ares Capital’s 2027 annual meeting of stockholders. As an interested director, Mitchell Goldstein will not receive any compensation from Ares Capital.

Effective October 24, 2024, the Board also designated Mitchell Goldstein and Michael L. Smith to serve as the new Co-Chairpersons of the Board. Michael J Arougheti will cease to serve as Chairperson of the Board and will continue to serve as a Class I director of the Board. R. Kipp deVeer will continue in his role as a Class III director of the Board and Chief Executive Officer of Ares Capital.

James R. Miller joined Ares Management Corporation (“Ares”) in 2006 and serves as a Partner, Portfolio Manager and Co-Head of U.S. Direct Lending in the Credit Group of Ares, the parent of Ares Capital’s investment adviser, Ares Capital Management LLC (the “investment adviser”). Additionally, James R. Miller serves as a member of the Ares Credit Group’s U.S. Direct Lending Investment Committee. James R. Miller also serves on the Ares Sports, Media and Entertainment Investment Committee and acts as a co-lead for the strategy. Since January 2023, James R. Miller has also served as President of Ares Strategic Income Fund (“ASIF”) and is a member of the investment adviser’s ASIF Investment Committee. From time to time, James R. Miller may serve as an officer, director or principal of entities affiliated with Ares or of investment funds managed by Ares and its affiliates. James R. Miller holds a B.A. from Fairfield University in Economics and an M.B.A. from Columbia University’s Graduate School of Business. As an executive officer, James R. Miller will not receive any compensation from Ares Capital.

Item 7.01  Regulation FD Disclosure.

On October 30, 2024, Ares Capital issued a press release announcing the appointment of James R. Miller as Co-President of Ares Capital, Mitchell Goldstein as a director and Co-Chairperson of the Board and Michael L. Smith as Co-Chairperson of the Board and the expansion of the Board from nine to ten directors as described under Item 5.02 above. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

99.1	Press Release, dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: October 30, 2024

	By:	/s/ SCOTT LEM
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer